                                                                       EXHIBIT 9

                         CONSENT OF SHEARMAN & STERLING

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Global Balanced Fund of Mercury Funds Inc. filed as part of Post-Effective Amendment No. 4 to the Registration Statement (File No. 333-85731) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-85731).


                                                 /s/ Shearman & Sterling
                                                 --------------------------
                                                    Shearman & Sterling

New York, New York
March 25, 2003